Exhibit 10.1

MEL MARKS AGREEMENT

This MEL MARKS AGREEMENT (this “Agreement”) is dated as of March 31, 2013, between MOTORCAR PARTS OF AMERICA, INC., a New York corporation having an address at 2929 California Street, Torrance, California 90503 (the “Company”), MEL MARKS, an individual residing in Boca Raton, Florida, and Melmarks Enterprises LLLP, a Florida limited liability limited partnership located in Boca Raton, Florida.

WITNESSETH:

WHEREAS, Mr. Marks is a member of the board of directors of the Company (the “Board”);

WHEREAS, as of the date hereof, Mr. Marks will no longer serve as a consultant to the Company, in which role he provided certain oversight, management, strategic and other advisory services to the Company; and

WHEREAS, the Company is grateful for the contributions Mr. Marks has made to the Company, having been the Company’s founder and having served for many years as the Company’s director and Chief Executive Officer.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	TERM. For purposes of the Additional Compensation (as hereinafter defined), the applicable time period will commence on the date hereof and continue through and including March 31, 2014 (the “Term”).

2.	COMPENSATION.

(a)
For the past performance of certain oversight, management, strategic and other advisory services to the Company, the Company agrees to pay Mr. Marks the sum of Three Hundred and Fifty Thousand Dollars ($350,000) (the “March 31, 2013 Compensation”).  Payment of the March 31, 2013 Compensation shall be made as of the date hereof, or as soon thereafter as is practicable.

(b)
The Company agrees to pay Mr. Marks a sum of Three Hundred Thousand Dollars ($300,000) payable ratably on a monthly basis during the Term (the “Additional Compensation”).  The Additional Compensation is fully earned as of the date of this Agreement.

(c)
Commencing as of April 1, 2013, if and to the extent Mr. Marks serves as a director of the Board, Mr. Marks shall be compensated for such services in connection therewith at the rates and terms applicable to other non-employee directors.

3.
BENEFITS.  Mr. Marks shall receive no retirement, profit sharing, insurance or similar benefits which may at any time be provided to employees of the Company pursuant to any of certain plans or polices of the Company relating to such benefits.  Mr. Marks shall, for all purposes, be deemed an independent contractor and not an employee of the Company.

4.
REPRESENTATIONS AND WARRANTIES.  In order to induce the Company to enter into this Agreement, Mr. Marks hereby represents and warrants to the Company that Mr. Marks has the legal capacity and right to execute and deliver this Agreement and to perform all of his obligations hereunder.

5.	10B5-1 PLAN; RIGHT OF FIRST REFUSAL AGREEMENT; PROHIBITION ON SALES.

(a)
During the next open “window period” under the Company’s insider trading policy, to the extent permitted by applicable law, Mr. Marks shall enter into a Rule 10b5-1 sales plan (the “Plan”) for the purpose of establishing a trading plan that complies with the requirements of Rule 10b5-1(c) under the Securities Exchange Act of 1934, as amended, with respect to the sale by Mr. Marks of at least fifty percent (50%) of the shares held by Mr. Marks over a one (1)-year period following the establishment of the Plan.

(b)
The Right of First Refusal Agreement, dated May 3, 2012, among Mr. Marks, Melmarks Enterprises LLLP and the Company (the “Right of First Refusal Agreement”), and the provisions thereof are hereby continued in full force and effect and are hereby reaffirmed by the parties hereto with respect to the shares of common stock held by Mr. Marks not subject to the Plan.  Notwithstanding the foregoing, the Company hereby waives its right of first refusal to purchase shares of its common stock under the Right of First Refusal Agreement in connection with the sale by any lender of shares of common stock of the Company received by such lender upon its enforcement of rights pursuant to a pledge permitted by clause (c)(1) below and any gift, donation or other transfer of shares of common stock of the Company without consideration pursuant to clause (c)(2) below.  The Company further agrees that upon written request by Mr. Marks, the Company will provide (within five (5) business days) a letter to any such lender, stating that the Company waives its right of first refusal to purchase the shares of its common stock subject to any pledge permitted by clause (c)(1) below.  The Company also agrees to allow the restrictions to be removed from all pledged shares of the Company’s common stock pursuant to clause (c)(1) below upon the sale by any such lender of such pledged shares in connection with its enforcement of rights pursuant to the pledge.

(c)
Mr. Marks shall not directly or indirectly sell, transfer, assign or otherwise encumber or dispose of any shares of common stock of the Company except as set forth in clause (a) or (b) of this Section 5.  Notwithstanding the foregoing, Mr. Marks shall be permitted to (1) pledge shares of common stock of the Company in a bona fide borrowing transaction or (2) gift, donate or otherwise transfer without consideration shares of common stock of the Company.

6.
ENTIRE AGREEMENT.  This Agreement constitutes the entire understanding of the parties with respect to its subject matter, and no change, alteration or modification hereof may be made except in writing signed by the parties hereto.  Any prior or other agreements, promises, negotiations or representations not expressly set forth in this Agreement are of no force or effect.

7.
SEVERABILITY.  If any provision of this Agreement shall be unenforceable under any applicable law, then notwithstanding such unenforceability, the remainder of this Agreement shall continue in full force and effect.

8.
AMENDMENT, MODIFICATION OR WAIVER.  No amendment, modification or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by each of the parties hereto, and then such amendment, modification or waiver shall be effective only in the specific instance and for the specific purpose for which it is given.

9.
ASSIGNMENT.  Neither this Agreement, nor any of Mr. Marks’s rights, powers, duties or obligations hereunder, may be assigned by Mr. Marks.  This Agreement shall be binding upon and inure to the benefit of Mr. Marks and his heirs and legal representatives, and the Company and its successors and assigns.  Successors of the Company shall include, without limitation, any corporation or corporations acquiring, directly or indirectly, all or substantially all of the assets of the Company, whether by merger, consolidation, purchase, lease or otherwise, and such successor shall thereafter be deemed “the Company” for the purposes hereof.

10.
APPLICABLE LAW.  This Agreement shall be deemed to have been made, drafted, negotiated and the transactions contemplated hereby consummated and fully performed in the State of New York, and shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law rules thereof.  Nothing contained in this Agreement shall be construed so as to require the commission of any act contrary to law, and whenever there is any conflict between any provision of this Agreement and any statute, law, ordinance, order or regulation, contrary to which the parties hereto have no legal right to contract, the latter shall prevail, but in such event any provision of this Agreement so affected shall be curtailed and limited only to the extent necessary to bring it within the legal requirements.

11.
JURISDICTION AND VENUE.  It is hereby irrevocably agreed that all disputes or controversies between the Company and Mr. Marks arising out of, in connection with or relating to this Agreement shall be exclusively heard, settled and determined by arbitration to be held in the City of New York, County of New York, or in the City of Los Angeles, County of Los Angeles, in accordance with the Commercial Arbitration Rules of the American Arbitration Association to be conducted before a single arbitrator, who shall be either an attorney or retired judge licensed to practice law in the State of New York or California, as applicable.  The parties also agree that judgment may be entered on the arbitrator’s award by any court having jurisdiction thereof, and the parties consent to the jurisdiction of any court located in the City of New York, County of New York, or in the City of Los Angeles, County of Los Angeles, for this purpose.

12.
FULL UNDERSTANDING.  Mr. Marks represents and agrees that he fully understands his right to discuss all aspects of this Agreement with his private attorney, that to the extent, if any, that he desired, he availed himself of this right, that he has carefully read and fully understands all of the provisions of this Agreement, that he is competent to execute this Agreement, that his agreement to execute this Agreement has not been obtained by any duress and that he freely and voluntarily enters into it, and that he has read this document in its entirety and fully understands the meaning, intent and consequences of this document which is that it constitutes an agreement of consulting.

13.	COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

MOTORCAR PARTS OF AMERICA, INC.

By: /s/ Selwyn Joffe
Name: Selwyn Joffe
Title: President and Chief Executive Officer

MEL MARKS

/s/ Mel Marks

MELMARKS ENTERPRISES LLLP

By:  /s/ Mel Marks
Name:  Mel Marks
Title:    President